SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ______________


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 29, 1997




                              Derma Sciences, Inc.
             (Exact name of registrant as specified in its charter)





      Pennsylvania                 1-31070                    23-2328753
(State or other jurisdiction     (Commission                 (IRS employer
   of incorporation)              File Number)           identification number)







                              121 West Grace Street
                               Old Forge, PA 18518
                                 (717) 457-1232
                    (Address including zip code and telephone
                     number, of principal executive offices)

Item 5.  Other Events

     Incorporated  by  reference  is the  press  release  issued  May  30,  1997 concerning the Registrant's announcement of the resignation of its Vice President for Finance and Operations and Chief Financial Officer, Gary L. Borthwick. This release, which provides information the Registrant deems of importance to security holders, is attached hereto as Exhibit 99.

     Mr. Borthwick's resignation is effective July 1, 1997. Incorporated by reference is an Agreement and Release ("Release") relative to Mr. Borthwick's severance package. The Release is attached hereto as Exhibit 10. The Release provides that Mr. Borthwick will receive a cash severance payment of $135,000 in 1998. Mr. Borthwick's indebtedness to the Registrant of $74,248 has been forgiven. Mr. Borthwick will provide consulting services to the Registrant for which he will be compensated as follows: $67,000 on July 1, 1997; $33,000 on October 1, 1997 and $35,000 on January 1, 1998. Stock options in which he was vested at the time of his resignation have been accorded an extended expiration date of July 1, 2002.

Item 7.  Financial Statements and Exhibits

         (a)  Not applicable
         (b)  Not applicable
         (c)  Exhibits:

                       10 - Agreement and Release between the Registrant and
                            Gary L.  Borthwick dated May 29, 1997.

                       99 - Press release issued May 30, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         DERMA SCIENCES, INC.



Date:  July , 1997                    By:  /s/ Edward J. Quilty
                                              --------------------
                                              Edward J. Quilty
                                              Chairman